UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT F 1934

Date of Report: September 9, 2009

Commission File Number: 000-53480

CHINA WIND ENERGY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(state or other jurisdiction of incorporation or organization)

No.2 Haibin Road, Binxi Developing Area
Heilongjiang Province, China
 (Address of principal executive offices)

(86) 45187009618
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Previous independent registered public accounting firm

(i)	On September 9, 2009, the Company formally informed Yichien Yeh, CPA of his dismissal as the Company’s independent registered public accountant.

(ii)
The reports of Yichien Yeh, CPA on the Company’s consolidated financial statements as of and for the fiscal year ended July 31, 2008 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about the Company ability to continue as a going concern.

(iii)	The Company’s Board of Directors participated in and approved the decision to change independent registered public accounting firms.

(iv)
During the fiscal years ended July 31, 2008 and July 31, 2009, and through September 9, 2009, there have been no disagreements with Yichien Yeh, CPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Yichien Yeh, CPA would have caused him to make reference thereto in connection with his report on the financial statements for such years.

(v)
The Company has requested that Yichien Yeh, CPA furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of the letter provided by Yichien Yeh, CPA is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent registered public accounting firm

(1)
On September 9, 2009 the Company engaged Malone & Bailey, PC as its new independent registered public accounting firm.  During the two most recent fiscal years and through September 9, 2009, the Company had not consulted with Malone & Bailey, PC regarding any of the following:

(i)	The application of accounting principles to a specific transaction, either completed or proposed;

(ii)
The type of audit opinion that might be rendered on the Company’s consolidated financial statements, and none of the following was provided to the Company:  (a) a written report, or (b) oral advice that Malone & Bailey, PC concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue; or

(iii)	Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

Exhibit 16.1	Letter from Yichien Yeh, CPA to the Securities and Exchange Commission, dated September 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 14, 2009	CHINA WIND ENERGY INC.

	By:	/s/ Shouquan Sun
Shouquan Sun
President and Chief Executive Officer